Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

Among

Kangaroo Holdings, Inc.

And

Certain Stockholders of Kangaroo Holdings, Inc.

Dated as of June 14, 2007

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8.6. Severability		25

8.7. No Recourse		25

9.	GOVERNING LAW	25

9.1. Governing Law		25

9.2. Consent to Jurisdiction		26

9.3. WAIVER OF JURY TRIAL		26

9.4. Exercise of Rights and Remedies		27

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of June 14, 2007 by and among:

(i)	Kangaroo Holdings, Inc., a Delaware corporation (the “Company”);

(ii)	each of Bain Capital (OSI) IX, L.P., Bain Capital (OSI) IX Coinvestment, L.P., BCIP TCV, LLC, Bain Capital Integral Investors 2006, LLC and BCIP Associates—G (collectively, the “Bain Funds”) and any other Person executing this Agreement and listed as an “Investor” on the signature pages hereto and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Investors” (collectively with their Permitted Transferees, the “Investors”);

(iii)	Catterton Partners VI—Kangaroo, L.P. and Catterton Partners VI—Kangaroo Coinvest, L.P. (collectively, the “Catterton Funds”) and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Other Investors” (collectively, with their Permitted Transferees, the “Other Investors”);

(iii)	The Chris T. Sullivan Foundation, the Ashley Sullivan Irrevocable Trust, Ashley Sullivan, the Alexander Sullivan Irrevocable Trust, Alexander Sullivan, CTS Equities Limited Partnership, RDB Equities Limited Partnership and JTG Equities Limited Partnership (collectively, the “Founders”);

(iv)	Bill Allen, Paul Avery, Dirk Montgomery, Joe Kadow and such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board as “Managers” (collectively, the “Managers”); and

(v)	such other Persons, if any, that from time to time become party hereto as holders of Shares pursuant to Section 3.5 solely in the capacity of permitted assignees with respect to certain registration rights hereunder (collectively, the “Other Holders”).

RECITALS

1. On or about the date hereof, the Company is consummating a merger on the terms and subject to the conditions of an Agreement and Plan of Merger, dated as of November 5, 2006 (as amended, the “Merger Agreement”), among the Company, Kangaroo Acquisition, Inc., a Delaware corporation, and OSI Restaurant Partners, Inc., a Delaware corporation.

2. Upon the closing of the transactions contemplated by the Merger Agreement, the Common Stock (as defined below) of the Company will be held as set forth on Schedule 1 hereto.

3. In connection with the foregoing, the Company and the Investors, the Other Investors, Founders and Managers are entering into a Stockholders Agreement dated on or about the date hereof (the “Stockholders Agreement”).

4. The parties believe that it is in the best interests of the Company and the other parties hereto to set forth their agreements on certain matters.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

1.	EFFECTIVENESS; DEFINITIONS.

1.1. Effectiveness. This Agreement shall become effective at the Effective Time (as defined in the Merger Agreement (referred to herein as the “Closing”)).

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

2.	HOLDER LOCK-UP.

In connection with each underwritten Public Offering each Holder hereby agrees to be bound by, and, if requested, to execute and deliver, a lock-up agreement with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”) restricting such Holder’s right to (i) Transfer any Shares or (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares, in each case to the extent that such restrictions are agreed to (A) in the case of an Initial Public Offering that is not initiated pursuant to Section 3.1.1, by the Board, (B) in the case of a demand registration under Section 3.1 hereof, by Investors holding a majority of the Shares proposed to be offered and (C) otherwise, by the holders of a majority of the Shares participating in the Public Offering; provided, however, that no Holder shall be required by this Section 2 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement plus such additional period of up to 17 days as may be required by the underwriters to satisfy NASD regulations and permit the managing underwriters’ analysts to publish research updates; provided further, that no Holder will be required by this Section 2 to be bound by a lock-up agreement unless the Holders that hold a majority of the Shares held by all Holders execute such a lock-up agreement with the underwriter(s) of the applicable Public Offering. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (A) open market transactions or block purchases after the completion of the Initial Public Offering or (B) a Public Offering, (ii) Transfers to Permitted Transferees of such Holder in accordance with the terms of this Agreement and (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder. In addition, notwithstanding the foregoing, any Holder, or group of Affiliated Funds that are Holders, beneficially holding at Closing more than 5% of the outstanding Shares as of the Closing may elect not to be bound by any lock-up agreement for a Public Offering following (but not including) the first Public Offering after the Initial Public Offering that includes the sale of Shares by a Holder; provided, however, that if such a Holder elects not to be so bound, then such Holder will not have piggyback registration rights under Section 3.2 hereof or demand registration rights under Section 3.1 hereof with respect to such Public Offering or any future Public Offering thereafter.

3. REGISTRATION RIGHTS. The Company will perform and comply with, and cause each of its subsidiaries to perform and comply with, such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

3.1. Demand Registration Rights.

3.1.1. Demand Registration Rights. At any time following the Initial Public Offering but subject to Section 2, any Investors, Other Investors or Founders that, collectively, beneficially hold at least 5% of the outstanding Shares (the “Initiating Holders”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Holders.

Notwithstanding the foregoing, no Initiating Holder may request a registration unless the value of Registrable Securities that the Initiating Holders propose to sell in such Public Offering on Form S-1 (or any other registration form that contains substantially the same information required by such form) is at least twenty-five million dollars ($25,000,000), or, in the case of any other registration on Form S-3, fifteen million dollars ($15,000,000) or, in either case, such lower amount as agreed by the Board. The Company will then use its best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by a majority of the Initiating Holders and if the Company is then eligible to use such registration) of the Registrable Securities that the Company has been requested to register by such Initiating Holders together with all other Registrable Securities that the Company has been requested to register pursuant to Section 3.2 by other Holders, all to the extent required to permit the disposition of the Registrable Securities that the Company has been so requested to register, and (ii) if requested by an Initiating Holder, obtain acceleration of the effective date of the registration statement relating to such registration; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3.1.1:

(a) prior to the consummation of the first underwritten Public Offering following the Initial Public Offering if the Initiating Holders are exclusively Other Investors and/or Founders;

(b) during the effectiveness of any Principal Lock-Up Agreement entered into in connection with any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans);

(c) if a registration statement requested under this Section 3.1.1 became effective within the preceding 90 days (unless otherwise consented to by the Board).

3.1.2. Shelf Takedowns. At any time during which the Company has effective a shelf registration pursuant to Rule 415 under the Securities Act with respect to such Holder’s Shares, any Holder (a “Shelf Takedown Holder”), by notice to the Company specifying the intended method or methods of disposition, may request that the Company effect an underwritten offering of the Shelf Takedown Holder’s Shares that are subject to such registration statement (an “Underwritten Shelf Takedown”) of all or a specified part of the Registrable Securities held by such Shelf Takedown Holder; provided, however, that the value of Registrable Securities that the Shelf Takedown Holder proposes to sell in an Underwritten Shelf Takedown is at least twenty-five million dollars ($25,000,000) or fifteen million dollars ($15,000,000) in the case of a registration statement that does not include substantially more information than is required to included on Form S-3 or, in either case, such lower amount as agreed to by the Board. The Company shall not be obligated to take any action to effect any such Underwritten Shelf Takedown pursuant to this Section 3.1.2 if an Underwritten Shelf Takedown requested under this Section 3.1.2 was consummated within the preceding 90 days (unless otherwise consented to by the Board).

3.1.3. Form. Except as otherwise provided above or required by law, each registration requested pursuant to Section 3.1.1 shall be effected by the filing of a registration statement on Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted); provided, that if any registration requested pursuant to this Section 3.1 is proposed to be effected on Form S-3 (or any successor or similar short-form registration statement) and is in connection with an underwritten offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement), or to include in such registration statement information not required to be included pursuant to Form S-3 (or any successor or similar short-form registration statement), then the Company will file a registration statement on Form S-1 or supplement Form S-3 (or any successor or similar short-form registration statement) as reasonably requested by such managing underwriter.

3.1.4. Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.1, including all reasonable expenses (other than fees and disbursements of counsel that do not constitute Registration Expenses) that any Holder incurs in connection with each registration of Registrable Securities requested pursuant to this Section 3.1.

3.1.5. Additional Procedures. In the case of a registration pursuant to Section 3.1 hereof, whenever an Initiating Holder is entitled to request and so requests that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in any written notice to Holders required by

Section 3.2. In such event, the right of any Holder to have securities owned by such Holder included in such registration shall be conditioned upon the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Initiating Holder and such Holder). If requested by the Initiating Holder or Shelf Takedown Holder, the Company together with the Holders proposing to distribute their securities through the underwriting will enter into an underwriting agreement with the underwriters for such offering containing such representations and warranties by the Company and such Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including customary indemnity and contribution provisions (subject, in each case, to the limitations on such liabilities set forth in this Agreement).

3.1.6. Suspension of Registration. If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415 under the Securities Act, in respect of a registration pursuant to this Section 3.1 at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (i) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) would have a material adverse effect on the Company or its business, or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such registration statement; provided, that the Company shall not be permitted to do so (i) for a period exceeding 30 days on any one occasion or (ii) for an aggregate period exceeding 60 days in any 12-month period. In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. The Company shall promptly notify such Holders of the expiration of any period during which it exercised its rights under this Section 3.1.6. The Company agrees that, in the event it exercises its rights under this Section 3.1.6, it shall, within 30 days following such Holders’ receipt of the notice of suspension, update the suspended registration statement as may be necessary to permit the Holders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

3.2. Piggyback Registration Rights.

3.2.1. Piggyback Registration.

(a) General. Each time the Company proposes to register any shares of Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account and/or for the account of any other Person (pursuant to Section 3.1 or otherwise)

for sale in a Public Offering, the Company will give notice to all Holders of its intention to do so. Any Holder may, by written response delivered to the Company within 20 days after the date of delivery of such notice, request that all or a specified part of such Holder’s Registrable Securities be included in such registration. A Holder may request in any such response that varying numbers of such Holder’s Registrable Securities be included in the registration based on varying prices at which such Registrable Securities are to be sold in the registered offering. The Company thereupon will use its best efforts to cause to be included in such registration under the Securities Act all Registrable Securities that the Company has been so requested to register by such Holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or, pursuant to Section 3.1, other Holders in such Public Offering) of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (with such differences as may be customary or appropriate in combined primary and secondary offerings, and, in any event, without providing for indemnification or contribution obligations in excess of what is required by Section 3.4) or, in the case of a registration initiated pursuant to Section 3.1.1, the Principal Participating Holders. No registration of Registrable Securities effected under this Section 3.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section 3.1 hereof.

(b) Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Securities under this Section 3.2 or give any notice to Holders of the Company’s intent to register Registrable Securities, in each case incidental to the registration of any of its securities in connection with:

(i) Any Public Offering relating to employee benefit plans or dividend reinvestment plans;

(ii) Any Public Offering relating to the acquisition or merger after the date hereof by the Company or any of its subsidiaries of or with any other businesses except to the extent such Public Offering is for the sale of securities for cash; or

(iii) The Initial Public Offering, unless such offering shall include any Registrable Securities of any Holder or the Board determines otherwise.

3.2.2. Payment of Expenses. The Company will pay all Registration Expenses in connection with registrations of Registrable Securities pursuant to this Section 3.2.

3.2.3. Additional Procedures. Holders participating in any Public Offering pursuant to this Section 3.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties and the other agreements (including customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) for the benefit of the underwriters contained therein; provided, however, that (i) with respect to individual representations, warranties, indemnities and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed any such Holder’s net proceeds from such offering, (ii) to the extent selling stockholders give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (A) any such Holder’s pro rata portion of any such liability, in accordance with such Holder’s portion of the total number of Registrable Securities included in the offering, and (B) any such Holder’s net proceeds from such offering and (iii) the aggregate liability with respect to clauses (i) and (ii) shall not exceed such holder’s net proceeds from such offering.

3.3. Certain Other Provisions.

3.3.1. Underwriter’s Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 3 and subject to the terms of this Section 3.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration, it being understood that, if the registration in question involves a registration for sale of securities for the Company’s own account, then the number of shares which the Company seeks to have registered in such registration shall not be subject to exclusion, in whole or in part, under this Section 3.3.1. Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Company shall advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner: shares, other than Registrable Securities, requested to be included in such registration by other shareholders shall be excluded unless the Company, with the consent of the parties required to approve any amendment or waiver of this Agreement pursuant to Section 6.2, has granted registration rights which are to be treated on an equal basis with Registrable Securities for the purpose of the exercise of the underwriter cutback (such shares afforded such equal treatment being “Parity Shares”); and, if a limitation on the number of shares is still required, the number of Registrable Securities, Parity Shares and other shares of Common Stock that may be included in such registration shall be allocated among the holders thereof in proportion, as nearly as practicable, as follows:

(a) there shall be first allocated to each such holder requesting that its Registrable Securities or Parity Shares be registered in such registration a number of such shares to be included in such registration equal to the lesser of (i) the number of such shares requested to be registered by such holder, and (ii) a number of such shares equal to such holder’s Pro Rata Portion;

(b) the balance, if any, not allocated pursuant to clause (a) above shall be allocated to those holders requesting that their Registrable Securities or Parity Shares be registered in such registration that requested to register a number of such shares in excess of such holder’s Pro Rata Portion pro rata to each such holder based upon the number of Registrable Securities and Parity Shares held by such holder, or in such other manner as the holders requesting that their Registrable Securities or Parity Shares be registered in such registration may otherwise agree; and

(c) the balance, if any, not allocated pursuant to clause (b) above shall be allocated to shares, other than Registrable Securities and Parity Shares, requested to be included in such registration by other stockholders.

For purposes of any underwriter cutback, all Registrable Securities held by any Holder shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliates of such Holder, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing Persons and, at the election of such Holder or such partners, retired partners, trusts or Affiliates, any Charitable Organization to which any of the foregoing shall have contributed Common Stock prior to the execution of the underwriting agreement in connection with such underwritten offering, and such Holder and other Persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Common Stock owned by all entities and individuals included with such selling Holder, as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request pursuant to Section 3.1.1 or 3.2.1(a) that Registrable Securities be sold in an underwritten offering, the Holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Principal Participating Holders. Notwithstanding the foregoing, (i) if the managing underwriter of any underwritten offering shall advise the Holders participating in the offering that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Initiating Holder or Shelf Takedown Holder, then the Initiating Holder or Shelf Takedown Holder shall have the right to withdraw from such underwritten offering and, upon any such withdrawal, the Principal Participating Holders remaining after such withdrawal shall have the right to notify the Company that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement, (ii) if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the Common Stock during the 10 trading days preceding the date on which notice of such offering was given pursuant to Section 3.2.1(a) , then any Holder participating in such underwritten offering may elect to withdraw from such offering by written notice to the Company and (iii) nothing in this Section 3.3.1 shall be deemed to limit a Holder’s ability pursuant to Section 3.2.1(a) to request the registration and sale of varying numbers of Registrable Securities based on varying prices at which such Registrable Securities are to be sold in the offering. The Company may, but shall not be required to, extend a similar withdrawal right to other Holders or holders of Parity Shares.

3.3.2. Registration Procedures. If, and in each case when, the Company is required to effect a registration of any Registrable Securities as provided in this Section 3, the Company shall promptly:

(a) prepare and, in any event within 45 days (30 days in the case of a Form S-3 registration) after the end of the period under Section 3.2.1(a) within which a piggyback request for registration may be given to the Company, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within 90 days of the initial filing;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 270 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto in accordance with Section 3.1 or 3.2, the Company will furnish to counsel selected pursuant to Section 3.3.3 hereof copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(d) use its best efforts to register or qualify such Registrable Securities covered by such registration in such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (d) it would not be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g) (i) if such Registrable Securities are Common Stock (including Common Stock issuable upon conversion, exchange or exercise of another security), use its best efforts to list such Registrable Securities on any securities exchange on which the Common Stock is then listed if such Registrable Securities are not already so listed, and (ii) use its best efforts to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other Persons in addition to the provisions of Section 3.4 hereof, and take such other actions as the Principal Participating Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Principal Participating Holders shall reasonably request;

(j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such managing underwriter or underwriters, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement (subject to each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company);

(k) notify counsel (selected pursuant to Section 3.3.3 hereof) for the Holders included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement, or to amend or supplement the prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) of the issuance by the Commission of a notice of objection to the use of the form on which such registration statement has been filed and (vi) of the occurrence of any event that causes the Company to become an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(l) use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement, or of any order preventing or suspending the use of any preliminary prospectus, and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) if requested by the managing underwriter or agent or any Holder covered by the registration statement, incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and, make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may request;

(o) obtain for delivery to the Holders being registered and to the underwriters or agents an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

(q) use its best efforts to make available the executive officers of the Company to participate with the Holders and any underwriters in any “road shows” that may be reasonably requested by the Holders in connection with distribution of the Registrable Securities.

3.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained by the Company in connection with any Public Offering shall be selected by the Board; provided, that in the case of an offering following a request therefor under Section 3.1.1, such underwriters and counsel shall be reasonably acceptable to the Principal Participating Holders. In connection with any registration of Registrable Securities pursuant to Sections 3.1 and 3.2 hereof, the Principal Participating Holders may select one counsel to represent all Holders covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the remaining Holders shall be entitled to select one additional counsel to represent, at the Company’s expense, all such remaining Holders.

3.3.4. Company Lock-Up. If any registration pursuant to Section 3.1 of this Agreement shall be in connection with an underwritten Public Offering, the Company agrees not to effect any public sale or distribution of any Common Stock of the Company (or securities convertible into or exchangeable or exercisable for Common Stock) (in each case, other than as part of such underwritten public offering and other than pursuant to a registration on Form S-4 or S-8) for its own account, within 90 days (or such shorter period as the managing underwriters may require) after the effective date of such registration (except as part of such registration).

3.3.5. Other Agreements. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3.1 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of rights of registration in the nature or substantially in the nature of those set forth in Section 3.1 or 3.2 of this Agreement without the consent of Stockholders holding a majority of the Registrable Securities (plus the consent of any Stockholder who would be disproportionately and adversely affected thereby compared to other Stockholders) other than registration rights set forth in Section 3.1 or 3.2 that are provided to Managers, Other Investors or Investors that join this Agreement from time to time.

3.4. Indemnification and Contribution.

3.4.1. Indemnities of the Company. In the event of any registration of any Registrable Securities or other debt or equity securities of the Company or any of its subsidiaries under the Securities Act pursuant to this Section 3 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries, including reports required and other documents filed under the Exchange Act, and other documents pursuant to which any debt or equity securities of the Company or any of its subsidiaries are sold (whether or not for the account of the Company or its subsidiaries), the Company will, and hereby does, and will cause each of its subsidiaries, jointly and severally, to indemnify and hold harmless each Holder, any Person who is or might be deemed to be a controlling Person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, advisors, directors, officers, trustees, members and shareholders, and each other Person, if any, who controls any such holder or any such controlling Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being referred to herein as a “Covered Person”), against any losses, claims, damages or liabilities or actions or proceedings in respect thereof (collectively, “Losses”), joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (“Issuer FWP”) or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such Loss; provided, however, that neither the Company nor any of its subsidiaries shall be liable to any

Covered Person in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company or to any of its subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its subsidiaries contained in this Section 3.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person, and shall survive any transfer of securities or any termination of this Agreement.

3.4.2. Indemnities to the Company. Subject to Section 3.4.4, the Company and any of its subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 3, that the Company and any of its subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, severally and not jointly, to indemnify and hold harmless the Company and any of its subsidiaries, each director of the Company or any of its subsidiaries, each officer of the Company or any of its subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company and any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other prospective seller of such securities with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or any of its subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, Issuer FWP, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any of its subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities or any termination of this Agreement.

3.4.3. Contribution. If the indemnification provided for in Section 3.4.1 or 3.4.2 hereof is unavailable to a party that would have been entitled to indemnification pursuant to the foregoing provisions of this Section 3.4 (an “Indemnitee”) in respect of any Losses referred to therein, then each party that would have been an indemnifying party thereunder shall, subject to Section 3.4.4, and in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such Losses. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 3.4.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the Losses referred to above in this Section 3.4.3 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.4.4. Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such Holder arising under this Section 3.4 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

3.4.5. Indemnification Procedures. Promptly after receipt by an Indemnitee of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.4, such Indemnitee will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, that the failure of the Indemnitee to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnitee, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that they may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, and shall have no liability for any settlement made by the Indemnitee without the consent of the indemnifying party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, if in such Indemnitee’s reasonable judgment a conflict of interest between such Indemnitee and the indemnifying parties may exist in respect of such action or proceeding or the indemnifying party does not assume the defense of any such action or proceeding within a reasonable time after notice of commencement, the Indemnitee shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor, but in no event will bear the expenses for more than one firm of counsel for all Indemnitees in each jurisdiction who shall be approved by the Principal Participating Holders in the registration in respect of which such indemnification is sought. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnitee from all liability in respect of such action or proceeding, and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnitee, and does not otherwise adversely affect such Indemnitee, other than as a result of the imposition of financial obligations for which such Indemnitee will be indemnified hereunder.

3.5. Permitted Registration Rights Assignees.

3.5.1. Registration Rights. The rights of a Holder to cause the Company to register its Registrable Securities pursuant to Section 3.1 or 3.2 may be assigned (but only with all related obligations as set forth below) in a Transfer effected in accordance with the terms of the Stockholders Agreement and this Agreement to: (a) a Charitable Organization, (b) a Permitted Transferee or (c) any other transferee that, together with its Affiliates, in the case of this clause (c) acquires shares of Registrable Securities either (i) for consideration of at least $15,000,000 or (ii) having a then fair market value (determined in good faith by the Board) of at least $15,000,000 (the transferees described in clauses (a), (b) and (c) each a “Permitted Registration Rights Assignee”). Without prejudice to any other or similar conditions imposed hereunder, with respect to any such Transfer, no assignment permitted under the terms of this Section 3.5.1 shall be effective unless the Permitted Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that such Registrable Securities in respect of which such assignment is made shall be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares, and that such Permitted Registration Rights Assignee shall be bound by, and shall be an Other Holder party to, this Agreement and the holder of Shares hereunder. A transferee to whom rights are transferred pursuant to this Section 3.5.1 may not again transfer such rights to any Person, other than as provided in this Section 3.5.1. A Permitted Transferee to whom rights are transferred pursuant to this Section 3.5.1 may not again transfer such rights to any other Permitted Transferee, other than as provided in this Section 3.5.1. An Affiliate or Affiliated Fund of an Investor to whom rights are assigned pursuant to this Section 3.5.1 in connection with a Transfer of Shares by such Investor will be deemed for all purposes under this Agreement to have been the beneficial Holder at Closing of the proportionate number of Shares that such Affiliate or Affiliated Fund held indirectly (through the Transferring Investor and its Affiliates or Affiliated Funds) on a pass-through basis.

3.6. Form S-8 Registration. The Company shall use commercially reasonable efforts (i) to file, not later than 60 calendar days following the effectiveness of a registration statement in connection with the Initial Public Offering, a registration statement on Form S-8 (or successor registration statement) covering the shares of Common Stock issuable upon exercise of equity-based awards granted under all Company Stock Option Plans, and (ii) to keep such registration statement (or a successor registration statement) effective for so long as there are equity-based awards outstanding and exercisable under any such Company Stock Option Plan.

4.	REMEDIES.

4.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that, in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto, and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

5.	COORDINATION.

5.1. Generally. Subject to Section 2, from and after the consummation of the Initial Public Offering, each Holder may Transfer Shares (a) in a block sale, (b) pursuant to Rule 144 or (c) to its partners, members or other holders of its beneficial interests, in each case, only on a Transfer Date. In addition, after the Initial Public Offering, to the extent any Holders are considered a group for purposes of aggregating sales to comply with Rule 144 volume limitations, neither (i) the Bain Funds, collectively, (ii) the Catterton Funds, collectively, nor (iii) any other Holder shall Transfer any Shares in excess of such Holder’s pro rata share of such permitted volume.

6.	AMENDMENT, TERMINATION, ETC.

6.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

6.2. Written Modifications. This Agreement may be amended, modified or extended, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Stockholders that hold a majority of the Shares held by all Stockholders; provided, however, that any amendment, modification, extension or waiver (an “Amendment”) shall also require the consent of any Stockholder who would be disproportionately and adversely affected thereby. Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. This Agreement may be terminated only by an agreement in writing signed by the Company and each of the Stockholders who hold Registrable Securities.

6.3. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Covered Person shall retain the indemnification and contribution rights pursuant to Section 3.4 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

7.	DEFINITIONS.

For purposes of this Agreement:

7.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 7:

(i) The words “hereof,’ “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii) The word “including” shall mean including, without limitation;

(iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv) The masculine, feminine and neuter genders shall each include the other.

(v) References to Sections, unless otherwise specified, shall refer to Sections of this Agreement.

7.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); and (ii) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” means with respect to any Investors, each corporation, trust, limited liability company, general or limited partnership or other entity under common control with that Investor (including any such entity with the same general partner or principal investment advisor as that Investor or with a general partner or principal investment advisor that is an Affiliate of the general partner or principal investment advisor of that Investor).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 6.2.

“Bain Funds” shall have the meaning set forth in the Preamble.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Catterton Funds” shall have the meaning set forth in the Preamble.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Closing” shall have the meaning set forth in Section 1.1.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Stock Option Plan” shall mean any equity-based compensation plan of the Company, either in effect before or after the Closing, including any plan governing Rollover Options (as defined in the Merger Agreement) and the Company’s 2006 Equity Incentive Plan.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Covered Person” shall have the meaning set forth in Section 3.4.1.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Founders” has the meaning set forth in the Preamble.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“Indemnitee” shall have the meaning set forth in Section 3.4.3.

“Initial Public Offering” shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act) after the date hereof.

“Initiating Holders” shall have the meaning set forth in Section 3.1.1.

“Investors” shall have the meaning set forth in the Preamble.

“Issuer FWP” shall have the meaning set forth in Section 3.4.1.

“Losses” shall have the meaning set forth in Section 3.4.1.

“Management Shares” shall mean all Shares held by a Manager. Any Management Shares that are Transferred by the holder thereof to such holder’s Permitted Transferees shall remain Management Shares in the hands of such Permitted Transferee.

“Managers” shall have the meaning set forth in the Preamble.

“Members of the Immediate Family” means, with respect to any individual, each spouse, parent, parent of spouse and each descendant of each such individual’s parents and parents of such individual’s spouse, whether natural or adopted, each trust (or limited liability company, partnership or other estate planning vehicle) created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Other Holders” shall have the meaning set forth in the Preamble.

“Other Investors” shall have the meaning set forth in the Preamble.

“Parity Shares” shall have the meaning set forth in Section 3.3.1.

“Permitted Registration Rights Assignee” shall have the meaning set forth in Section 3.5.1.

“Permitted Transferee” shall have the meaning set forth in the Stockholders Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 2.

“Principal Participating Holders” shall mean, with respect to any Public Offering, (i) the Holder including the greatest number of Registrable Securities in such Public Offering or (ii) if there is more than one such Holder including the greatest number of Registrable Securities in such Public Offering (i.e., if more than one Holder is including the same amount), a majority of such Holders.

“Pro Rata Portion” shall mean for purposes of Section 3.3, with respect to each Holder or holder of Parity Shares requesting that such shares be registered in such registration statement, a number of such shares equal to the aggregate number of shares of Common Stock to be registered in such registration (excluding any shares to be registered for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities and Parity Shares held by such holder, and the denominator of which is the aggregate number of Registrable Securities and Parity Shares held by all holders requesting that their Registrable Securities or Parity Shares be registered in such registration.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” shall mean (i) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any vested Option, Warrant or Convertible Security and (iii) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in each case constituting Shares. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when (i) such securities shall have ceased to be Shares hereunder, (ii) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (iii) such securities shall have been Transferred pursuant to Rule 144 or Rule 145, (iv) disposition of all such Shares held by a Holder may be made under Rule 144 or Rule 145 without volume limitation, (v) such securities shall have been otherwise transferred to a Person that is not an Affiliate of the transferor, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company as part of such transfer and subsequent disposition of them shall not require registration of them under the Securities Act and such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 or Rule 145 (including without application of paragraphs (c), (e), (f) and (h) of Rule 144) or (vi) such securities shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Section 3 of this Agreement (other than underwriting discounts and commissions paid to underwriters and transfer taxes, if any), including (i) all Commission and securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or NASD pursuant to Section 3.3.2(g) and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel for the Holders selected pursuant to the terms of Section 3 and one counsel for certain Holders selected pursuant to the second proviso of Section 3.3.3, if applicable, (vii) any fees and disbursements customarily paid by the issuers of securities, (viii) expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the Holders) and (ix) fees and expenses incurred in connection with the distribution or transfer of Registrable Securities to or by a Holder or its permitted transferees in connection with a Public Offering.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 145” shall mean Rule 145 under the Securities Act (or any successor Rule).

“Rule 145 Transaction” shall mean a registration on Form S-4 (or any successor Form) pursuant to Rule 145.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean (i) all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities, and (ii) all Options, Warrants and Convertible Securities held by a Stockholder (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Shelf Takedown Holders” shall have the meaning set forth in Section 3.1.2.

“Stockholders” shall mean Investors, Other Investors, Founders and Managers.

“Stockholders Agreement” shall have the meaning set forth in the Recitals.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Transfer Date” shall mean each date that is 5 business days after a Holder has provided written notice to the Company that it intends to Transfer Shares in a block sale, pursuant to Rule 144 (in which case the Transfer Date shall include the 90-day period covered by the applicable Form 144 provided to the Company with respect to the Shares identified therein) or to its limited partners, members or other beneficial owners.

“Underwritten Shelf Takedown” shall have the meaning set forth in Section 3.1.2.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

8.	MISCELLANEOUS.

8.1. Authority; Effect. Each party hereto represents, and warrants to, and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association. The Company and its subsidiaries shall be jointly and severally liable for all obligations of each such party pursuant to this Agreement.

8.2. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

(a) by hand (in which case, it will be effective upon delivery);

(b) by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission if prior to 5pm (local time of the recipient) on a business day or, if not, on the next succeeding business day); or

(c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the business day after being deposited with such courier service);

in each case, to the address (or facsimile number) listed below

If to the Company, to:

c/o Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: Andrew Balson

                 Philip Loughlin

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: Jane D. Goldstein

                 Howard S. Glazer

If to the Bain Funds, to:

Bain Capital Partners, LLC

111 Huntington Avenue

Boston, MA 02199

Facsimile: (617) 516-2010

Attention: Andrew Balson

                 Philip Loughlin

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Facsimile: (617) 951-7050

Attention: Jane D. Goldstein

                 Howard S. Glazer

If to the Catterton Funds, to

Catterton Partners

599 West Putnam Avenue

Greenwich, CT 06830

Facsimile: (203) 629-4903

Attention: J. Michael Chu

with a copy to:

Latham & Watkins LLP

555 Eleventh Street, NW

Washington, DC 20004

Facsimile: (202) 637-2201

Attention: Eric Stern

If to an Other Investor, a Founder or a Manager, to him at the address set forth in the stock record book of the Company;

with a copy, in the case of a Founder, to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, NY 10022

Facsimile: (212) 446-6460

Attention: Michael A. Brosse

with a copy, in the case of a Manager, to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention: A. Richard Susko

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

8.3. Merger; Binding Effect, Etc. This Agreement and the Stockholders Agreement, collectively, constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

8.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

8.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

8.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

9. GOVERNING LAW.

9.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

9.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the state of New York, New York County or any federal courts sitting in the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees neither to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.2 hereof is reasonably calculated to give actual notice.

9.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

COMPANY:	KANGAROO HOLDINGS, INC.

	By:	/s/Ian Blasco
	Name:	Ian Blasco
	Title:	Vice President

THE INVESTORS:	BAIN CAPITAL (OSI) IX, L.P.

	By:	Bain Capital Investors, LLC, its managing partner

	By:	/s/ Michael F. Goss
Name: Michael F. Goss
Title: Authorized Person

BAIN CAPITAL (OSI) IX COINVESTMENT, L.P.

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Michael F. Goss
Name: Michael F. Goss Title: Authorized Person

BCIP TCV, LLC

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Michael F. Goss
Name: Michael F. Goss Title: Authorized Person

BAIN CAPITAL INTEGRAL INVESTORS 2006, LLC

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Michael F. Goss
Name: Michael F. Goss Title: Authorized Person

BCIP ASSOCIATES—G

By:	Bain Capital Investors, LLC, its managing partner

By:	/s/ Michael F. Goss
Name: Michael F. Goss Title: Authorized Person

THE OTHER INVESTORS:	CATTERTON PARTNERS VI – KANGAROO, L.P.

By:	Catterton Managing Partner VI, LLC General Partner

By:	CP6 Management, LLC Managing Member of General Partner

By:	/s/J. Michael Chu
Name: J. Michael Chu Title: J. Michael Chu

CATTERTON PARTNERS VI – KANGAROO COINVEST, L.P.

By:	Catterton Managing Partner VI, LLC General Partner

By:	CP6 Management, LLC Managing Member of General Partner

By:	/s/J. Michael Chu
Name: J. Michael Chu Title: J. Michael Chu

CTS EQUITIES LIMITED PARTNERSHIP

By:	CTS Equities, LLC
Its:	General Partner

	By:	/s/Chris T. Sullivan
	Its:	Manager

CHRIS T. SULLIVAN FOUNDATION

By:	/s/Chris T. Sullivan
Name: Chris T. Sullivan Its: President

ASHLEY SULLIVAN IRREVOCABLE TRUST

By:	/s/Ava Forney
Ava Forney, Trustee

ALEXANDER SULLIVAN IRREVOCABLE TRUST

By:	/s/Ava Forney
Ava Forney, Trustee

/s/Ashley Sullivan
ASHLEY SULLIVAN

/s/Alexander Sullivan
ALEXANDER SULLIVAN

FOUNDER:

RDB EQUITIES LIMITED PARTNERSHIP

By:	RDB EQUITIES, LLC
Its:	General Partner

	By:	/s/Robert D. Basham
Name: Robert D. Basham Its: Manager

FOUNDER:

JTG EQUITIES LIMITED PARTNERSHIP

By:	JTG EQUITIES, LLC
Its:	General Partner

	By:	/s/John T. Gannon
Name: John T. Gannon Its: Manager

MANAGEMENT:

/s/A. William Allen, III
A. William Allen, III

/s/Paul E. Avery
Paul E. Avery

/s/Dirk A. Montgomery
Dirk A. Montgomery

/s/Joseph J. Kadow
Joseph J. Kadow

/s/Mark Aaron
Mark Aaron

/s/Stephanie Amberg
Stephanie Amberg

/s/Richard J. Beach
Richard J. Beach

/s/Jody Bilney
Jody Bilney

/s/Karen C. Bremer
Karen C. Bremer

/s/Michael W. Coble
Michael W. Coble

/s/John W. Cooper
John W. Cooper

/s/Trudy Cooper
Trudy Cooper

/s/William A. Daniel
William A. Daniel

/s/Steve Erickson
Steve Erickson

/s/Donnie Everts
Donnie Everts

/s/C.H. “Skip” Fox
C.H. “Skip” Fox

/s/Randy Graham
Randy Graham

/s/Matthew P. Halme
Matthew P. Halme

/s/Joseph W. Hartnett
Joseph W. Hartnett

/s/Dennis Hood
Dennis Hood

/s/Joseph Larry Jackson
Joseph Larry Jackson

/s/Joseph Kadow
JOSEPH KADOW CUST FOR EMILY KADOW UNDER FLORIDA UTMA

/s/Joseph Kadow
JOSEPH KADOW CUST FOR KATHERINE KADOW UNDER FLORIDA UTMA

/s/William J. Kadow
William J. Kadow

/s/Gregory A. Laney
Gregory A. Laney

/s/Bill Leahy
Bill Leahy

/s/Kelly M. Lefferts
Kelly M. Lefferts (f/k/a Braun)

/s/Clive Howard Leigh
Clive Howard Leigh

/s/John A. Massari
John A. Massari

/s/Dick Meyer
Dick Meyer

/s/James Morey
James Morey

/s/Steve Newton
Steve Newton

/s/Steve Overholt
Steve Overholt

/s/Jim Pollard
Jim Pollard

/s/Dennis L. Prescott
Dennis L. Prescott

/s/Martin E. Reichenthal
Martin E. Reichenthal

/s/Richard L. Renninger
Richard L. Renninger

/s/Linden D. Richardson
Linden D. Richardson

/s/Mark D. Running
Mark D. Running

/s/Amanda L. Shaw
Amanda L. Shaw

/s/Steven T. Shlemon
Steven T. Shlemon

/s/Steven T. Shlemon
Steven T. Shlemon as CUST Steven Michael Shlemon UNDER THE FL UNIF TRAN MIN ACT

/s/Jeff Smith
Jeff Smith

/s/Steven C. Stanley
Steven C. Stanley

/s/Irene D. Wenzel
Irene D. Wenzel

/s/Fred T. Williams
Fred T. Williams

Schedule 1 to

Registration Rights Agreement

Common Stock of Kangaroo Holdings, Inc.

Name/Entity	Issued Shares	Rollover Shares	Restricted Stock	Options	Fully Diluted Shares	Fully Diluted Ownership %
Bain Capital (OSI) IX, L.P.	54,006,581.7				54,006,581.7	49.39%
Bain Capital (OSI) IX Coininvestment, L.P.	15,292,202.8				15,292,202.8	13.99%
BCIP TCV, LLC	126,959.0				126,959.0	0.12%
Bain Capital Integral Investors 2006, LLC	637,456.1				637,456.1	0.58%
BCIP Associates-G	8,800.4				8,800.4	0.01%
Catterton Partners VI-Kangaroo, L.P.	10,000,000				10,000,000	9.15%
Catterton Partners VI-Kangaroo Coinvest, L.P.	4,500,000				4,4000,000	4.12%
CTS Equities Limited Partnership (BOA)	1,126,104				1,126,104	1.03%
CTS Equities Limited Partnership (Wach)	1,200,000				1,200,000	1.10%
CTS Equities Limited Partnership (Sun)	2,991,812				2,991,812	2.74%
Chris T. Sullivan Foundation	611,415				611,415	0.56%
Ashley Sullivan Irrevocable Trust	146,214				146,214	0.13%
Alexander Sullivan Irrevocable Trust	142,099				142,099	0.13%
Ashley Sullivan	5,280				5,280	0.00%
Alexander Sullivan	5,284				5,284	0.00%
RDB Equities Limited Partnership	8,604,652				8,604,652	7.87%
JTG Equities Limited Partnership	1,200,000				1,200,000	1.10%
Mark Aaron	100,000				100,000	0.09%
A. William Allen, III			1,851,750	497,482	2,349,232	2.15%
Stephanie L. Amberg	5,000		8,230		13,230	0.01%
Paul E. Avery			1,234,500	459,214	1,693,714	1.55%
Richard J. Beach			16,460		16,460	0.02%
Jody Bilney			102,875		102,875	0.09%
Karen C. Bremer	5,000				5,000	0.00%
Michael W. Coble	100,000				100,000	0.09%
John W. and Trudy I. Cooper	100,000				100,000	0.09%
William A. Daniel			61,725		61,725	0.06%
Stephen C. Erickson	50,000				50,000	0.05%
Donald R. Everts	80,000				80,000	0.07%
Curtis H. Fox	5,000				5,000	0.00%
Randy Graham	15,000				15,000	0.01%
Matthew P. Halme	5,000		16,400		21,460	0.02%
Joseph W. Hartnett	5,000		41,150		46,150	0.04%
Dennis L. Hood	10,000				10,000	0.01%
Joseph Larry Jackson			20,575		20,575	0.02%
Joseph J. Kadow			308,625	319,810	628,435	0.57%
Joseph Kadow CUST for Emily Kadow UNDER FLORIDA UTMA	10,000				10,000	0.01%

Name/Entity	Issued Shares	Rollover Shares	Restricted Stock	Options	Fully Diluted Shares	Fully Diluted Ownership %
Joseph Kadow CUST for Katherine Kadow UNDER FLORIDA UTMA	10,000				10,000	0.01%
William J. Kadow	20,000		82,300		102,300	0.09%
Gregory A. Laney	5,000		16,640		21,460	0.02%
William G. Leahy	10,000				10,000	0.01%
Kelly M. Lefferts	5,000		20,575		25,575	0.02%
C. Howard Leigh			41,150		41,150	0.04%
John A. Massari			24,690		24,690	0.02%
Richard E. Meyer	100,000				100,000	0.09%
Dirk A. Montgomery			411,500	153,071	564,571	0.52%
James Morey			102,875		102,875	0.09%
Stephen S. Newton	15,000				15,000	0.01%
Steven A. Overholt	100,000				100,000	0.09%
James Pollard	30,000				30,000	0.03%
Dennis L. Prescott	20,000		41,150		61,150	0.06%
Martin Reichenthal	50,000		61,725		111,725	0.10%
Richard Renninger			102,875		102,875	0.09%
Lindon D. Richardson	10,000		41,150		51,150	0.05%
Mark Running	25,000				25,000	0.02%
Amanda L. Shaw			4,115		4,115	0.00%
Steven T. Shlemon	30,000	306,156			336,156	0.31%
Steven T. Shlemon CUST Steven Michael Shelmon UNDER THE FL UNIF TRAN MIN ACT		6,617			6,617	0.01%
Jeffrey S. Smith	45,000				45,000	0.04%
Steven C. Stanley			41,150		41,500	0.04%
Irene Wenzel	10,000		20,575		30,575	0.03%
Fred T. Williams			32,920		32,920	0.03%
Current Option Pool				483,814	483,814	0.44%
Options res’d for later issuance				820,025	820,025	0.75%
Total	101,582,860	312,773	4,707,560	2,733,415	109,336,608	100.00%

Total Shares issued at close	106,603,193					97.5%
Option Pool	2,733,415					2.5%
Total Fully Diluted Shares	109,336,608					100.0%